UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2003

USA BROADBAND, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29433	84-1592698
(State or jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Incorporation)

121 Broadway, Suite 638 San Diego, CA 92101
(Address of principal executive offices)

(619) 239-1488
(Registrant’s telephone number, including area code)

1111 Orange Ave. Coronado, CA 92118
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  Other Events and Regulation FD Disclosure

On December 23, 2003, USA Broadband, Inc. (“USBU”) received notice that on December 10, 2003, a decision was issued in a binding arbitration hearing that was held on November 10, 2003, in Denver, CO, to mediate a dispute between Cable Concepts, Inc. (dba Direct Digital Communications), a subsidiary of USBU (“Cable Concepts”), and Archstone Communities Trust (“Archstone”).  The arbitration decision upheld Archstone’s request to terminate an agreement between Cable Concepts and Archstone under which Cable Concepts provided cable services to Ashton Place, a condominium complex in San Jose, CA, owned by Archstone, pursuant to a disputed revenue share payment of less than $2,000 allegedly paid by USBU to Archstone three days late.  In December 2003, Cable Concepts serviced approximately 390 subscribers at Ashton Place.

USBU believes that the arbitration award is erroneous and intends to defend the enforcement of the arbitration decision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA BROADBAND, INC.
	By:	/s/ Arturo Alemany
Its: Chief Executive Officer
January 8, 2004